Exhibit 10.1

FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT (this “Forbearance Agreement”) is entered into as of July 7, 2017 by and among (i) U.S. Bank National Association, a national banking association, as Lease Indenture Trustee and as Pass Through Trustee; (ii) certain Holders (the “Consenting Certificateholders”) of the Pass Through Trust Certificates (the “Certificates”); and (iii) GenOn Mid-Atlantic LLC, a Delaware limited liability company, as successor to Southern Energy Mid-Atlantic (the “Facility Lessee”), under the seven separate Indentures of Trust, Mortgage and Security Agreements (the “Indentures”) related to the seven facility lease agreements with the Facility Lessee regarding the Morgantown facilities (collectively, the “Facility Leases” and together with the Indentures and the other Operative Documents (as defined in the Participation Agreements,) the “Facility Lease Agreements”).  Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in Appendix A to the Participation Agreements, the Pass Through Trust Agreements or the Indentures, as the context requires.

RECITALS

WHEREAS, there are outstanding disputes as to alleged breaches and/or defaults by and among the Owner Lessors, the Owner Participants, the Lease Indenture Trustee, the Consenting Certificateholders and the Facility Lessee as to one or more of the following, as applicable (collectively, the “Existing Disputes”):  (i) the matters subject to litigation prosecuted under Index No. 651181/2017 in the Supreme Court for the State of New York, County of New York (the “New York Action”); (ii) the matters subject to litigation prosecuted in the case captioned Morgantown OL1 LLC, et al. v. GenOn Energy, Inc., et al., Case No. 653146/2017 (N.Y. Sup. Ct.); and (iii) whether on June 30, 2017, the Periodic Lease Rent payment for the Morgantown facilities due in the amount of $127,582,652 (the “June Rent Payment”) was duly made by the Facility Lessee;

WHEREAS, as a result of the Existing Disputes related to the June Rent Payment, the Lease Indenture Trustee made a draw under those certain irrevocable letters of credit issued by Natixis, New York Branch in favor of the Lease Indenture Trustee as beneficiary in the aggregate amount of $124,865,624.88 (the “June 30 Draw Requests”);

WHEREAS, as a result of the Existing Disputes related to the June Rent Payment, the Consenting Certificateholders assert that they will have the immediate right (after giving effect to any applicable grace period and subject to any other conditions set forth in the Operative Documents) to direct the Pass Through Trustee to direct the Lease Indenture Trustee to exercise any and all remedies under the Lease Indentures, including, without limitation, (a) the initiation or continuation of any legal action against the Facility Lessee, (b) instructing the Lease Indenture Trustee to take any action permitted under the Operative Documents or applicable law, (c) taking any action with respect to the effects of a Lease Event of Default, Lease Indenture Event of Default, Significant Lease Default, Event of Default, Lease Indenture Default, or any other breach and/or default or event of default under the Operative Documents (if any), and (d) the preparation for or initiation of any legal process for payment or otherwise permitted under the Operative Documents or applicable law (including but not limited to, any enforcement action) (collectively, any or all such rights and remedies the “Rights and Remedies”);

WHEREAS, to facilitate negotiations for the amicable resolution and settlement of the Existing Disputes between the parties to the Operative Documents, including a potential restructuring or recapitalization transaction involving the Facility Lessee, Owner Lessors, Owner Participants, Consenting Certificateholders and/or the Operative Documents (the “Potential Transaction”), the Facility Lessee has requested that the Lease Indenture Trustee, the Pass Through Trustee and each of the Consenting Certificateholders agree to forbear, during the Forbearance Period (as defined below), from (i) exercising their Rights and Remedies and (ii) taking any action with respect to the effects of a Lease Event of Default, Lease Indenture Event of Default, Significant Lease Default, Event of Default, Lease Indenture Default, or any other breach and/or default or event of default under the Operative Documents (if any), in each case solely to the extent arising from the occurrence and continuation of the Existing Disputes to the extent it may result in the occurrence of a Lease Event of Default, Lease Indenture Event of Default, Significant Lease Default, Event of Default, Lease Indenture Default, or any other breach and/or default or event of default under the Operative Documents (if any), subject to the terms and conditions of this Forbearance Agreement; and

WHEREAS, the Lease Indenture Trustee, the Pass Through Trustee and the Consenting Certificateholders are willing to provide the foregoing limited forbearance on the terms and subject to the conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants herein set forth, and intending to be legally bound, the parties hereto agree as follows:

1.                                      Acknowledgements.

(a)                                 The Facility Lessee hereby ratifies and affirms the Operative Documents and acknowledges that the Operative Documents are in full force and effect.  The Facility Lessee agrees that the Operative Documents to which it is a party constitute valid and binding obligations and agreements of the Facility Lessee enforceable against the Facility Lessee in accordance with their respective terms;

(b)                                 Neither the Facility Lessee, on the one hand, nor the Lease Indenture Trustee, the Pass Through Trustee and the Consenting Certificateholders on the other hand, have otherwise waived, released or compromised, and do not hereby waive, release or compromise, and may never waive, release or compromise any events, occurrences, acts, or omissions that may constitute or give rise to any breaches, Lease Events of Default, Lease Indenture Events of Default or Significant Lease Defaults, including without limitation the Existing Disputes related to the June Rent Payment, that existed or may have existed, exist or may currently exist, or may arise in the future, nor does the Lease Indenture Trustee, the Pass Through Trustee or any Consenting Certificateholder waive any Rights and Remedies, including without limitation, the right to charge default interest or to direct the Lease Indenture Trustee to commence to exercise the remedy of foreclosure as to any property pledged as collateral in connection with the Operative Documents, nor does the Facility Lessee waive any rights, remedies or claims to which it may be entitled as a result of the Existing Disputes;

(c)                                  The execution and delivery of this Forbearance Agreement shall not:  (i) constitute an extension, modification, amendment, or waiver of any aspect of any of the

Operative Documents; (ii) extend the terms of the Facility Leases, the Lessor Notes, Pass Through Certificates or the due date of any of the foregoing; (iii) give rise to any obligation on the part of the Lease Indenture Trustee, the Pass Through Trustee, the Consenting Certificateholders or the Facility Lessee to extend, modify, amend, or waive any term or condition of the Facility Leases, the Lessor Notes or Pass Through Certificates; (iv) establish any course of dealing with respect to the Facility Leases, the Lessor Notes or Pass Through Certificates; or (v) give rise to any defenses or counterclaims to the right of the Consenting Certificateholders to compel payment of or under the Facility Leases, the Lessor Notes or Pass Through Certificates or otherwise enforce their rights and remedies set forth in the Operative Documents;

(d)                                 Except as expressly provided herein (including Section 2 hereof), the Lease Indenture Trustee’s, the Pass Through Trustee’s and the Consenting Certificateholders’ agreement to forbear in the exercise of their Rights and Remedies and to forbear from taking any action with respect to the effects of a Lease Event of Default, Lease Indenture Event of Default, Significant Lease Default, Event of Default, Lease Indenture Default, or any other breach and/or default or event of default under the Operative Documents (if any), and to perform as provided herein shall not invalidate, impair, negate or otherwise affect the Lease Indenture Trustee’s or the Pass Through Trustee’s ability to exercise (or the Consenting Certificateholders’ ability to direct the Pass Through Trustee to direct the Lease Indenture Trustee to exercise) their respective Rights and Remedies under the Operative Documents, or affect the ability of the Facility Lessee to exercise any rights or remedies in respect of the Existing Disputes and otherwise.

(e)                                  The Forbearance (as defined below) and this Forbearance Agreement shall not be deemed to be, or construed as, an admission on the part of the Facility Lessee as to the existence of any Lease Events of Default, Lease Indenture Events of Default, Significant Lease Defaults or any other breach of the terms and conditions of, any Facility Lease Agreement.

(f)                                   For the avoidance of doubt, this Forbearance Agreement shall not be deemed to be, or construed as, or have the effect of modifying or adversely impacting the rights of any party to the Operative Documents not a party to this Forbearance Agreement including, but not limited to, the Owner Lessors and Owner Participants, as well as any claims, rights, or remedies the Facility Lessee or any of its affiliates have or may pursue in any proceeding against any party to the Operative Documents not a party to this Forbearance Agreement.

2.                                      Forbearance.

(a)                                 Forbearance.  In consideration of the Facility Lessee’s agreement of timely and strict compliance with the terms of this Forbearance Agreement, and in reliance upon the representations, warranties, agreements and covenants of Facility Lessee set forth herein, subject to the satisfaction of each of the conditions precedent to the effectiveness of this Forbearance Agreement, from the Agreement Effective Date (as defined below) until the Termination Date (as defined below), the Lease Indenture Trustee, the Pass Through Trustee and each Consenting Certificateholder (severally and not jointly) hereby agrees to forbear (the “Forbearance”) (i) from exercising any of the Rights and Remedies under the Operative Documents or applicable law solely with respect to the Existing Disputes, and (ii) from taking any action with respect to the effects of a Lease Event of Default, Lease Indenture Event of Default, Significant Lease Default,

Event of Default, Lease Indenture Default, or any other breach and/or default or event of default under the Operative Documents (if any), in each case with respect to the Existing Disputes.

(b)                                 Forbearance Period.  The Forbearance shall commence on the Agreement Effective Date (as defined below) and continue until the earlier of (a) August 15, 2017 at 12:01 a.m. New York City time and (b) the date on which any Event of Termination (as defined below) shall have occurred (the earlier of (a) and (b), the “Termination Date” and the period commencing on the Agreement Effective Date and ending on the Termination Date, the “Forbearance Period”).  On the Termination Date, the Forbearance shall immediately and automatically terminate and shall thereafter have no further force or effect, and the Facility Lessee, Pass Through Trustee, Lease Indenture Trustee and each Consenting Certificateholder shall be immediately and automatically released from any and all obligations and agreements under this Forbearance Agreement.  From and after the Termination Date, and subject to the Facility Lessee’s rights to contest whether any of the Existing Disputes give rise to the ability of the Pass Through Trustee or the Lease Indenture Trustee to exercise any rights and remedies, the Pass Through Trustee and the Lease Indenture Trustee shall be entitled to exercise (and the Consenting Certificateholders shall be entitled to direct the Pass Through Trustee to direct the Lease Indenture Trustee to exercise) any of the Rights and Remedies as if this Forbearance Agreement had never existed, and all of the Rights and Remedies under the Operative Documents and in law and in equity shall be available without restriction or modification, as if the Forbearance had not occurred.

(c)                                  Notwithstanding anything to the contrary herein, during the Forbearance Period the Facility Lessee may take any action it is permitted or required to take under the Operative Documents, in the ordinary course of operating and maintaining its business, as though no Lease Event of Default, Lease Indenture Event of Default, Significant Lease Default, Event of Default, Lease Indenture Default, or any other breach and/or default or event of default under the Operative Documents (if any) with respect to the Existing Disputes has occurred or is continuing and, notwithstanding any termination of this Forbearance Agreement in accordance with the terms hereof, the Consenting Certificateholders hereby direct the Pass Through Trustee not to direct the Lease Indenture Trustee to assert liability on the part of or seek damages from the Facility Lessee for any such action taken during the Forbearance Period; provided, however, that the provisions of this subsection 2(c) shall not apply to any of the negative covenants set forth in Section VI of the Participation Agreement.

3.                                      Conditions Precedent to Effectiveness of this Forbearance Agreement.  This Forbearance Agreement and the Forbearance shall become effective only upon satisfaction in full of the following conditions precedent, unless waived in writing by each of the Consenting Certificateholders (the date on which such conditions are satisfied or waived, the “Agreement Effective Date”).

(a)                                 The Lease Indenture Trustee and the Pass Through Trustee will have received a counterpart of this Forbearance Agreement, executed by the Facility Lessee, on the one hand, and by the Consenting Certificateholders, on the other hand.

(b)                                 The Facility Lessee shall have paid to the Lease Indenture Trustee and the Pass Through Trustee all accrued and unpaid fees, costs and expenses of the Lease Indenture Trustee and the Pass Through Trustee through July 1, 2017, pursuant to invoices presented for payment on or prior to the date hereof, including, without limitation, reasonable and documented fees and out-of-pocket costs and expenses of Lease Indenture Trustee’s counsel.

(c)                                  The Facility Lessee shall have paid to Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul, Weiss”), as counsel to the Consenting Certificateholders, all accrued and unpaid reasonable and documented fees and out-of-pocket costs and expenses of Paul, Weiss through July 1, 2017, pursuant to invoices presented for payment on or prior to the date hereof.

4.                                      Representations and Warranties.  In consideration of the foregoing agreements, the Facility Lessee represents and warrants to each Consenting Certificateholder, and each Consenting Certificateholder severally but not jointly hereby represents and warrants to the Facility Lessee, as follows.

(a)                                 Such party is duly organized, is validly existing and is not in violation in any respect of any term of its charter, bylaws or other constitutive documents; the execution, delivery and performance of this Forbearance Agreement are within such party’s power and have been duly authorized by all necessary action; and such party is voluntarily entering into this Forbearance Agreement.

(b)                                 This Forbearance Agreement constitutes a valid and legally binding agreement, enforceable against such party in accordance with its terms.

(c)                                  No consent or authorization of, filing with, notice to or other act by or in respect of, any governmental or regulatory authority or any other person is required in connection with such party’s entry into, and performance of, this Forbearance Agreement, except for consents, authorizations, filings and notices which have been obtained or made and are in full force and effect or which are immaterial in nature; and the entry into and performance of this Forbearance Agreement by such party does and will not conflict with, or result in the default under, any material agreement or document of such party, its constituent documents or any applicable law, regulation or court order, consent or ruling.

(d)                                 Each Consenting Certificateholder represents and warrants that, as of the date hereof, it beneficially holds, or advises or manages for a beneficial holder, the principal amount of Certificates set forth on the signature page attached hereto; and to that extent it advises or manages the Certificates for any beneficial holder, it has the authority to enter into this Forbearance Agreement on behalf of any such beneficial holder and that this Forbearance Agreement is a valid and legally binding agreement, enforceable against that holder and such party.

(e)                                  The Facility Lessee represents that, as of the date of this Forbearance Agreement, there are no Events of Default that have occurred and are continuing under the Operative Documents other than any defaults or alleged defaults related to the Existing Disputes (if any).

(f)                                   The parties to this Forbearance Agreement acknowledge that nothing in this Forbearance Agreement, including the presentation of drafts from one party to another, constitutes the making of an offer to sell or the solicitation of an offer to buy securities or loans of any kind or the solicitation of a consent or waiver of any rights under any of the Operative

Documents and the entry into this Forbearance Agreement shall not constitute, directly or indirectly, an incurrence, a refinancing, an extension or a modification in any way of any debt or a recapitalization or restructuring in any way of the obligations of the Facility Lessee.

(g)                                  Neither the Pass Through Trustee, the Lease Indenture Trustee nor the Consenting Certificateholders have made any assurances concerning (i) the manner in which or whether the Existing Disputes may be resolved or (ii) any additional forbearance, waiver, restructuring or other accommodations.

5.                                      Other Agreements.

(a)                                 Reimbursement of Consenting Certificateholder Expenses.  The Facility Lessee shall pay the reasonable and documented fees and out-of-pocket expenses accrued from July 1, 2017 through the Termination Date, of (a) the Lease Indenture Trustee, (b) the Pass Through Trustee, (c) Paul, Weiss, and (d) one financial advisor to be retained by the Consenting Certificateholders directly or through Paul, Weiss.  The Facility Lessee’s obligations under this Section 5(a) to pay fees and expenses incurred during the Forbearance Period shall survive any termination of this Forbearance Agreement.  The Facility Lessee shall use commercially reasonable efforts to pay such fees and expenses within ten (10) Business Days after receipt, but in no event shall pay such fees and expenses later than thirty (30) days after receipt.

(b)                                 Standstill.  The Facility Lessee, the Lease Indenture Trustee, the Pass Through Trustee and the Consenting Certificateholders hereby acknowledge and agree that, during the Forbearance Period, neither party shall, directly or indirectly, institute any legal action against any of the Facility Lessee, the Lease Indenture Trustee, the Pass Through Trustee or the Consenting Certificateholders or any of their affiliates, subsidiaries, managed accounts, or any of their respective officers, directors, employees, members, representative agents, consultants, attorneys or advisors, arising out of or relating to the Existing Disputes or the June 30 Draw Requests; provided, however, that the Lease Indenture Trustee will be permitted to pursue a trustee instruction procedure pursuant to Minnesota law with respect to the application of Section 3.1 or Section 3.3 of the Indentures.  Within three (3) Business Days of the Agreement Effective Date, the Facility Lessee shall seek a stay of the New York Action during the Forbearance Period.  If no such stay shall be entered, nothing herein shall prevent the Lease Indenture Trustee or Pass Through Trustee from taking any permitted or required action related to the New York Action.

(c)                                  Estimation Motion.  Neither the Facility Lessee nor any of its affiliates shall  directly or indirectly object to, impede, or take any other action to interfere with or delay any attempt by the Lease Indenture Trustee to appear in connection with the Debtors’ Motion to Estimate the Owner Lessor Plaintiffs’ Claims and Expedited Motion to Establish Related Schedule [Docket No. 128] (the “Estimation Motion”), filed in the chapter 11 cases of GenOn Energy, Inc., and certain of its affiliates, Case No. 17-33695 (Bankr. S.D. Tex.).  The Facility Lessee and its affiliates shall cooperate in good faith with the Lease Indenture Trustee if it elects to join the Estimation Motion as a party in interest.

(d)                                 Disclosure; Confidentiality.  The Facility Lessee shall, as soon as practicable but no later than two Business Days after the Agreement Effective Date, publicly file an announcement of its entry into this Forbearance Agreement along with a copy of this Forbearance Agreement.  The Facility Lessee agrees that all information provided by the Consenting Certificateholders hereunder, including the identity of each Consenting Certificateholder, will be maintained in confidence and will not be disclosed publicly or to third parties other than the Facility Lessee’s advisors and agents, except as may be required by applicable law or regulation, a court or other governmental agency.  When the Facility Lessee publicly files a copy of this Forbearance Agreement with the SEC or otherwise it shall redact each Consenting Certificateholder’s signature page in any such filing so as to not disclose such Consenting Certificateholder’s identity or holdings information.

(e)                                  Consenting Certificateholder Holdings; Direction.

(i)                                     By its signature below, each Consenting Certificateholder hereby directs (1) the Pass Through Trustee to enter into this Forbearance Agreement and (2) the Pass Through Trustee to direct the Lease Indenture Trustee to enter into this Forbearance Agreement.

(ii)                                  By its signature below, each Consenting Certificateholder hereby certifies to the Pass Through Trustee and Lease Indenture Trustee that the information set forth on its respective signature block and the related schedules accurately reflects such Consenting Certificateholder’s holdings of Certificates.

(iii)                               The Pass Through Trustee represents and warrants that it is the sole holder of the currently outstanding Lessor Notes under each Indenture.  The Pass Through Trustee, in reliance on representations and warranties made by each of the Consenting Certificateholders certifying as to each such Consenting Certificateholder’s individual holdings, also represents and warrants that the Consenting Certificateholders in the aggregate constitute the Required Holders under each of the Pass Through Trust Agreements for the purpose of directing the Pass Through Trustee to direct the Lease Indenture Trustee to execute this Forbearance Agreement.

(iv)                              The Lease Indenture Trustee, based on the representations and warranties of the Pass Through Trustee, represents and warrants that the Pass Through Trustee constitutes the sole holder and the Required Holders under each of the Indentures for the purpose of directing the Lease Indenture Trustee to execute this Forbearance Agreement.

6.                                      Revocation and Termination.  The Forbearance Period shall automatically terminate if any of the following events shall occur (each, an “Event of Termination”):

(a)                                 the failure of the Facility Lessee to comply with any term, condition or covenant set forth in this Forbearance Agreement, and upon five (5) Business Days written notice to the Facility Lessee and subject to the ability of the Facility Lessee to cure;

(b)                                 other than the alleged defaults related to the Existing Disputes, there occurs and is continuing any (i) Lease Event of Default or (ii) Lease Indenture Event of Default;

(c)                                  the Facility Lessee commences a case under title 11 of the United States Code or any equivalent; or

(d)                                 the Facility Lessee provides written notice to the Consenting Certificateholders or Paul, Weiss that it is terminating discussions with the Consenting Certificateholders regarding a Potential Transaction.

7.                                      Miscellaneous.

(a)                                 Interpretive Matters.

(i)                                     Unless the context of this Forbearance Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term “including” is not limiting.  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Forbearance Agreement refer to this Forbearance Agreement as a whole and not to any particular provision of this Forbearance Agreement.  Section, subsection and clause references herein are to this Forbearance Agreement unless otherwise specified.

(ii)                                  The term “person” as used in this Forbearance Agreement shall be broadly interpreted to include, without limitation, any individual, corporation, company, partnership or other entity.

(b)                                 Headings.  Section and subsection headings in this Forbearance Agreement are included herein for convenience of reference only and will not constitute a part of this Forbearance Agreement for any other purpose or be given any substantive effect.

(c)                                  Applicable Law.  Except as otherwise expressly provided in any of the Operative Documents, in all respects, including all matters of construction, validity and performance, this Forbearance Agreement will be governed by and construed in accordance with, the laws of the State of New York.

(d)                                 Successors and Assigns.  The provisions of this Forbearance Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(e)                                  Counterparts.  This Forbearance Agreement may be executed in counterparts, each of which when so executed will be deemed an original, but all such counterparts together will constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Forbearance Agreement by facsimile or other similar method of electronic transmission shall be effective as delivery of a manually executed counterpart of this Forbearance Agreement.

(f)                                   Amendment.  This Forbearance Agreement may only be amended or modified in writing by the Facility Lessee, the Lease Indenture Trustee, the Pass Through Trustee and each Consenting Certificateholder.

8.                                      Venue; Jury Trial Waiver. THIS FORBEARANCE AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING VENUE AND JURY TRIAL WAIVER SET FORTH IN FACILITY LEASE AGREEMENTS, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Forbearance Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[Signature Page to Forbearance Agreement]

GenOn Mid-Atlantic LLC

/s/ Gaetan Frotte
By: Gaetan Frotte
Its: Treasurer

[Signature Page to Forbearance Agreement]

U.S. Bank National Association,

not in its individual capacity, but solely as Lease

Indenture Trustee for each of Morgantown OL1,

Morgantown OL2, Morgantown OL3, Morgantown

OL4, Morgantown OL5, Morgantown OL6, and

Morgantown OL7

/s/ Deborah A. Ibrahim
By: Deborah A. Ibrahim
Its: Vice President

[Signature Page to Forbearance Agreement]

U.S. Bank National Association,

not in its individual capacity, but solely as Pass

Through Trustee for the Southern Energy Mid-

Atlantic Series B Pass Through Trust

/s/ Deborah A. Ibrahim
By: Deborah A. Ibrahim
Its: Vice President

U.S. Bank National Association,

not in its individual capacity, but solely as Pass

Through Trustee for the Southern Energy Mid-

Atlantic Series C Pass Through Trust

/s/ Deborah A. Ibrahim
By: Deborah A. Ibrahim
Its: Vice President

[Signature Page to Forbearance Agreement]